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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section13 or15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): March 6, 2009


                                  IVOICE, INC.
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             (Exact name of registrant as specified in its chapter)


NEW JERSEY                         000-29341                     51-0471976
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(State of                         (Commission                 (I.R.S. Employer
organization)                     File Number)               Identification No.)


     750 HIGHWAY 34, MATAWAN, NJ                                    07747
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (732) 441-7700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On March 9, 2009, the Company entered into Amendment No 3 to the Employment Agreement with Jerome Mahoney, President and Chief Executive Officer of the Company whereby the term of the Employment Agreement was extended to April 30, 2016. This Amendment is filed as Exhibit 10.1 herein.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

     On March 6, 2009, the Company filed with the State of New Jersey an Amendment to the Certificate (the "Amendment") that provided holders of the Company's Class B Common Stock (the "Class B Stock") the right to redeem the Class B Stock. The Amendment provides for the holders to elect, at the holder's sole discretion, the redemption for cash by the Company at the rate of $1.00 for each Class B Share presented to the Corporation for redemption. The Amendment is filed as Exhibit 3.1 herein.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.


(d)        Exhibits

3.1        Amendment to the Certificate of Incorporation dated March 6, 2009.

10.1 Amendment No. 3 to the Employment Agreement between iVoice, Inc. and Jerome Mahoney dated March 9, 2009.



SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVOICE, INC,

Date: March 13, 2009                  By: /s/ Jerome R. Mahoney
                                          ---------------------
                                          Jerome R. Mahoney
                                          President, Secretary and Chief
                                          Executive Officer


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                                INDEX OF EXHIBITS

3.1        Amendment to the Certificate of Incorporation dated March 6, 2009.

10.1 Amendment No. 3 to the Employment Agreement between iVoice, Inc. and Jerome Mahoney dated March 9, 2009.